ARTICLES SUPPLEMENTARY
                                       OF
                          PRUDENTIAL GLOBAL FUND, INC.

                                  * * * * * * *
                           Pursuant to Section 2-208.1
                     of the Maryland General Corporation Law
                                  * * * * * * *

      Prudential Global Fund, Inc., a Maryland corporation having its principal offices in Baltimore, Maryland and New York, New York (the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland, that:

      FIRST: The Corporation is registered as an open-end company under the Investment Company Act of 1940.

      SECOND: The total number of shares of all classes of stock which the Corporation has authority to issue is 500,000,000 shares of common stock, par value of $.01 each, having an aggregate par value of $5,000,000, and the total number of shares of common stock that the Corporation has authority to issue is not being increased or decreased.

      THIRD: Heretofore, the number of authorized shares of which the Corporation has authority to issue was divided into three classes of shares, consisting of 166,666,666 2/3 Class A shares, 166,666,666 2/3 Class B shares and 166,666,666 2/3 Class C shares.

      FOURTH: In accordance with Section 2-105(c) of the Maryland General Corporation Law and pursuant to a resolution duly adopted by the Board of Directors of the Corporation at a meeting held on September 28, 1995, the number of authorized shares of which the Corporation has authority to issue is hereby divided into four classes of shares, consisting of 125 million Class A shares, 125 million Class B shares, 125 million Class C shares and 125 million Class Z shares.

      FIFTH: The Class Z shares shall represent the same interest in the Corporation and have identical voting, dividend, liquidation and other rights as the Class A, Class B and Class C shares except that (i) Expenses related to the distribution of each class of shares shall be borne solely by such class; (ii) The bearing of such expenses solely by shares of each class shall be appropriately reflected (in the manner determined by the Board of Directors) in the net asset value, dividends, distribution and liquidation rights of the shares of such class; (iii) The Class A Common Stock shall be subject to a front-end sales load and a Rule 12b-1 distribution fee as determined by the Board of Directors from time to time; (iv) The Class B Common Stock shall be subject to a contingent deferred sales charge and a Rule 12b-1 distribution fee as determined by the Board of Directors from time to time; (v) The Class C Common Stock shall be subject to a contingent deferred sales charge and a Rule 12b-1 distribution fee as determined by the Board of Directors from time to time and (vi) The Class Z Common Stock shall not be subject to a front-end sales load, a contingent deferred sales charge nor a 12b-1 distribution fee. All shares of each particular class shall represent an equal proportionate interest in that class, and each share of any particular class shall be equal to each other share of that class.

      IN WITNESS WHEREOF, PRUDENTIAL GLOBAL FUND, INC., has caused these presents to be signed in its name and on its behalf by its President and attested by its Assistant Secretary on December 26, 1995.

                                       PRUDENTIAL GLOBAL FUND, INC.


                                       By /s/ Robert F. Gunia
                                          -------------------
                                          Robert F. Gunia
                                          Vice President

Attest: /s/ Ellyn C. Acker
        ------------------
        Ellyn C. Acker
        Assistant Secretary

      THE UNDERSIGNED, President of Prudential Global Fund, Inc., who executed on behalf of the Corporation the foregoing Articles Supplementary of which this certificate is made a part, hereby acknowledges in the name and on behalf of said Corporation the foregoing Articles Supplementary to be the corporate act of said Corporation and hereby certifies that to the best of his knowledge, information and belief the matters and facts set forth therein with respect to the authorization and approval thereof are true in all material respects under the penalties of perjury.

                                       /s/ Robert F. Gunia
                                       -------------------
                                       Robert F. Gunia
                                       Vice President

ARTICLES SUPPLEMENTARY
            OF
PRUDENTIAL WORLD FUND, INC.

APPROVED AND RECEIVED FOR RECORD BY THE STATE DEPARTMENT OF ASSESSMENTS AND TAXATION OF MARYLAND DECEMBER 27, 1995 AT 10:25 O'CLOCK A.M. AS IN CONFORMITY WITH LAW AND ORDERED RECORDED.

                             ---------------------

    ORGANIZATION AND              RECORDING                   SPECIAL
CAPITALIZATION FEE PAID:          FEE PAID:                  FEE PAID:

$                                $  20.00                $
------------------               --------                ----------------
                             ---------------------
                                    D1677368

      IT IS HEREBY CERTIFIED, THAT THE WITHIN INSTRUMENT, TOGETHER WITH ALL INDORSEMENTS THEREON, HAS BEEN RECEIVED, APPROVED AND RECORDED BY THE STATE DEPARTMENT OF ASSESSMENTS AND TAXATION OF MARYLAND.

            THE CORPORATION TRUST
            INCORPORATED
            32 SOUTH STREET
            BALTIMORE  MD 21202

                                                                     126C3094633

                                                       A508467

[SEAL]

                                 RECORDED IN THE RECORDS OF THE
                                 STATE DEPARTMENT OF ASSESSMENTS
                                 AND TAXATION OF MARYLAND IN LIBER, FOLIO.